UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cosan S.A.

(Exact name of Registrant as Specified in Its Charter)

Federative Republic of Brazil	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Avenida Brigadeiro Faria Lima, 4,100 – 16th floor São Paulo – SP, 04538-132, Brazil Telephone: +55 (11) 3897-9797	Not Applicable
(Address of Principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADS”) each representing one common share	New York Stock Exchange
Common shares, no par value*	New York Stock Exchange*

* Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive one common share and is being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable): 333-251238.

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Cosan S.A. (the “Registrant”) is filing this Form 8-A in connection with the pending completion of the business combination between Cosan S.A. and Cosan Limited and the listing of the Registrant’s American Depositary Shares (“ADS”) each representing one common share, on the New York Stock Exchange (“NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Registrant’s Registration Statement on Form F-4 (Registration No. 333-251238) relating to such securities, filed on December 9, 2020, as amended from time to time, under the Securities Act of 1933, as amended (the “Registration Statement”). The description of the securities contained in the Registration Statement is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 3, 2021

COSAN S.A.

By:	/s/ Luís Henrique Cals de Beauclair Guimarães
Name:	Luís Henrique Cals de Beauclair Guimarães
Title:	Chief Executive Officer

By:	/s/ Maria Rita de Carvalho Drummond
Name:	Maria Rita de Carvalho Drummond
Title:	Legal Officer